Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No.1 to the Registration Statements on Form S-8 (Nos. 333-183353, 333-168467, 333-160359, 333-144135, 333-103752 and 333-64389) of our report dated February 26, 2016 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in L-3 Communications Holdings, Inc. and L-3 Communications Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP
New York, New York
January 3, 2017